UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 21, 2023
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 17 585 0939
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01	Regulation FD Disclosure.

As previously disclosed, in November 2018, Privacy International filed a complaint with certain data protection authorities, including France's Commission Nationale de l’Informatique et des Libertés (the “CNIL”), against Criteo S.A. (“Criteo” or the “Company”) and a number of other advertising technology companies, arguing that certain of these companies' practices were not in compliance with the European Union’s General Data Protection Regulation (the “GDPR”). In January 2020, the CNIL opened a formal investigation. As previously disclosed, the assigned rapporteur issued a report that claimed various GDPR violations and included a proposed financial sanction against Criteo of €60.0 million ($65.4 million), and on March 16, 2023, the CNIL Sanction Committee conducted a formal hearing. On June 21, 2023, Criteo received notice that the CNIL issued a final decision with a financial sanction against Criteo of €40.0 million ($44 million).

The Company’s Chief Legal and Corporate Affairs Officer, Ryan Damon, made the following statement in respect to the CNIL’s final decision:

“Criteo has taken note of the CNIL’s final sanction decision received on June 21, 2023 and intends to appeal this decision before the competent courts. While the CNIL reduced the final sanction from the original proposed amount of €60 million to now €40 million, the sanction remains vastly disproportionate in light of the alleged breaches and misaligned with general market practice in such matters. In addition, we believe that a number of the CNIL’s interpretations and applications of the GDPR are not consistent with European Court of Justice rulings and even with the CNIL’s own guidance. As we stated previously, we consider that the allegations made by the CNIL do not involve risk to individuals nor any damage caused to them. Criteo, which uses only pseudonymized, non-directly identifiable and non-sensitive data in its activities, is fully committed to protecting the privacy and data of its users. The decision relates to past facts and does not include any obligation for Criteo to change its current practices; there is no impact to the service levels and performance that we are able to deliver to our customers as a result of this decision. We continue to uphold the highest standards in this area and operate a fully transparent and regulatory-compliant global business. The €40 million ($44 million) penalty will be applied against the previously accrued liability for loss contingency reflected in our financial statements for the period ended June 30, 2022, which amounted to €60 million ($65 million). We anticipate making the required sanction payment in the second half of 2023. We will be making no further statement at this stage.”

Forward-Looking Statements Disclosure

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the CNIL’s investigation of the Company, the Company’s intentions and expectations of appealing the CNIL’s decision and projected financial results, which are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of the invasion of Ukraine by Russia (including resulting sanctions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, including the CNIL investigation and our response thereto, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2023, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and rising interest rates in the U.S. could have an impact on Criteo's business, financial condition, cash flow and results of operations. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events, changes in expectations or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: June 21, 2023	By:	/s/ Ryan Damon
	Name:	Ryan Damon
	Title:	Chief Legal and Corporate Affairs Officer